                                                                    EXHIBIT 10.1



                              AMENDED AND RESTATED
                           RESTRICTED STOCK BONUS PLAN
                                       OF
                            PLASTIPAK HOLDINGS, INC.
                       -----------------------------------

THIS AMENDED AND RESTATED RESTRICTED STOCK BONUS PLAN of the Company is adopted by the Company as of July 31, 2002.

1. Purpose. This Amended and Restated Restricted Stock Bonus Plan is intended to promote the interests of the Company and its stockholders and to keep personnel of experience and ability in the employ of the Company and any Affiliated Company, and to compensate said personnel for their contributions to the growth and profits of the Company and any Affiliated Company, and thereby induce them to continue to make such contributions in the future.

2.       Definitions.

         a. The term "Affiliate," when used with respect to a person or group, shall mean a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such person or group.

         b. "Change in Control" means the occurrence of any of the following events:

                  i. If any person or group of persons (other than members of the Young family, or an "Affiliate" of any member of the Young family, or a trust established by or for a member of the Young family) acting in concert, other than the Company, an Affiliate of the Company, the holders of Common Stock as of the date hereof or an employee benefit plan or employee benefit plan trust maintained by the Company or a subsidiary, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended, except that a person also shall be deemed the beneficial owner of all securities which such person may have a right to acquire, whether or not such right is presently exercisable), directly or indirectly, of securities of the Company representing greater than fifty (50%) percent or more of the combined voting power of the Company's then outstanding securities ordinarily having the right to vote in the election of directors; or

                  ii. A liquidation or dissolution of the Company, sale of all or substantially all of the assets of the Company (other than to an entity whose board of directors or management is controlled by members of the Young family), or a merger, consolidation, share exchange or other combination in which the Company is not the survivor (except for mergers and similar transactions with entities whose board of directors or management is controlled by members of the Young family).


         c. "Company" shall mean PLASTIPAK HOLDINGS, INC., a Michigan corporation.

         d. "Affiliated Company" means (1) any subsidiary corporation of which the Company owns a majority of the voting stock outstanding, (2) any brother-sister corporation in which the majority of outstanding stock is owned, directly or indirectly, by a majority of the stockholders of the Company, (3) any subsidiary of a brother-sister corporation described in (2) above, and (4) any partnership in which the majority of the partnership equity is owned directly or indirectly by a majority of the stockholders of the Company. For purposes hereof, the term "Affiliated Company" shall also

                                                                    EXHIBIT 10.1

include "affiliates" of Company or the Young family, who are persons that directly, or indirectly through one or more intermediaries control, or are controlled by, or are under common control with the Company, or the Young family.

                                                                    EXHIBIT 10.1

         e. "Plan" shall mean this Amended and Restated Restricted Stock Bonus Plan of the Company, as it may be amended or amended and restated from time to time.

         f. "Board" shall mean the Board of Directors of the Company.

         g. "Bonus Shares" shall mean the shares of common stock of the Company reserved pursuant to Section 3 hereof, and

         h. "Recipient" shall mean an employee of the Company or an Affiliated Company to whom shares are allocated pursuant to this Plan, or his or her designated beneficiary, surviving spouse, estate, or legal representative.

         i. "Young family" shall include, without limitation, William C. Young, his spouse and descendants.

3. Bonus Share Reserve. There shall be established a Bonus Share Reserve which shall be credited with 5,450 shares of the no par value, common stock of the Company. In the event that the shares of common stock of the Company should, as a result of a stock split or stock dividend or combination of shares or any other change, or exchange for other securities, by reclassification, reorganization, merger, consolidation, recapitalization or otherwise, be increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, the number of shares then remaining in the Bonus Share Reserve shall be appropriately adjusted to reflect such action. If any such adjustment shall result in a fractional share, such fraction shall be disregarded. Upon the allocation of shares hereunder, this Reserve shall be reduced by the number of shares so allocated. Distributions of Bonus Shares may, as the Board shall in its sole discretion determine, be made from authorized but unissued shares. All authorized and unissued shares issued as Bonus Shares in accordance with the Plan shall be fully paid and non-assessable shares and free from preemptive rights.

4. Eligibility and Making of Allocations. Any employee of the Company or an Affiliated Company shall be eligible to receive an allocation of Bonus Shares pursuant to the Plan. The Board may, at its discretion, from time to time, consider the position, responsibilities, value of services and such other factors as it deems pertinent in making an allocation of Bonus Shares to selected employees. The date of action by the Board shall be the "date of allocation" as that term is used in this Plan.

5. Form of Allocation. Each allocation shall specify the number of Bonus Shares subject thereto. After the making of any allocation, the Board shall advise the Recipient and the Company thereof by delivery of a written notice substantially in the form of Exhibit A as annexed hereto.

6. Conditions to Issuance of Bonus Shares. The Bonus Shares allocated to a Recipient by the Board in accordance with the Plan shall not be issued to a Recipient until the following have occurred:

         a. A period of five (5) years has lapsed since the "date of allocation," and

         b. The Recipient has remained in continuous employment of the Company and/or the employment of an Affiliated Company during said five (5) year period, and

                                                                    EXHIBIT 10.1

         c. The Recipient has paid the Company by cash or check an amount equal to the amount due for said Bonus Shares allocated to said Recipient for issuance, and

         d. The written permission and consent, if required, of the Company's secured creditors has been received, and

         e. The Recipient has agreed to have the Company withhold from his or her compensation an amount sufficient to satisfy applicable withholding for income and employment taxes for the issuance of the Bonus Shares, or shall have remitted sufficient funds to the Company for such purposes.

7. Issuance of Bonus Shares Upon a Change in Control. Notwithstanding subparagraph 6(a), upon a Change in Control, the Company shall issue to each Recipient all Bonus Shares previously allocated to him or her, and the Board, at its discretion, may make appropriate arrangements for the substitution of a new Common Stock for such Bonus Shares; provided, however, that to the extent that the issuance of the Bonus Shares is deemed to constitute a "golden parachute payment" under Section 280G of the Code and such payment, when aggregated with other golden parachute payments to the Recipient results in an "excess golden parachute payment" under Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), any issuance of Bonus Shares under this Paragraph 7 shall be reduced to the highest number of Bonus Shares that shall not subject the Recipient to an excess golden parachute excise tax under Section 4999 of the Code and shall entitle the Company to retain its full compensation tax deduction for such issuance.

8. Restriction on Transfer. Any holder of shares issued under this Plan agrees not to sell, exchange, assign, pledge, encumber or transfer by gift or otherwise, any interest in all or any part of the shares received under this Plan, except as may be hereafter permitted. Notwithstanding the foregoing, a holder of shares issued under this Plan may sell, exchange, assign, pledge, encumber or transfer such shares two years following an initial public offering of the Company's common stock if such transfer is in compliance with federal and state securities laws and any contractual agreement of the holder.

9. Stock Redemption Provisions. All shares issued pursuant to this Plan shall be subject to the following terms and conditions:

         a. Resale of Shares to Company. Upon the death of a Recipient who holds shares issued pursuant to this Plan, or if a Recipient hereunder ceases to be employed by the Company or an Affiliated Company, whether by reason of resignation, retirement, dismissal or otherwise, the holder of said shares shall sell to the Company, and the Company shall purchase from the holder, all the shares issued to the Recipient under this Plan at the price determined in accordance with subparagraph (b) immediately below, upon the terms as described in subparagraph (c) below. Notwithstanding the foregoing, a Recipient's obligation to sell his or her Bonus Shares back to the Company, and the Company's obligation to purchase such Bonus Shares, shall terminate two years following an initial public offering of the Company's common stock.

         b. Price. For purposes of the Plan, the price of the stock required to be paid by the Company shall be determined by reference to the "Adjusted Book Value" of said shares as of the preceding fiscal year end of the Company, computed using the amounts reflected in the financial statements prepared by the then regularly employed auditing firm of the Company, which shall be binding and conclusive under this Plan. For purposes hereunder, "Adjusted Book Value" per share shall mean the sum of: (x) the book value of the Company at the end of the appropriate corporate fiscal year end, plus (y) Thirteen Million Two Hundred Eighty-Nine Thousand and no/100 Dollars

                                                                    EXHIBIT 10.1


($13,289,000.00). The amount thus determined shall be divided by the sum of: (x) the number of issued and outstanding shares of capital stock of the Company at the end of the appropriate fiscal year end, plus (y) Eight Thousand Three Hundred Seventy-One (8,371). By way of example, the Adjusted Book Value per share at October 30, 1999 is $929.00, computed as reflected on Schedule 9(b)(i). The Adjusted Book Value per share shall be further increased or decreased by:
(1) the amount set forth on Schedule 9(b)(ii) attached hereto, which amount reflects the dilutive and other effects of the reorganization of the Company and its Affiliated Companies, and (2) the applicable per share addition set forth on
Schedule 9(b)(iii) attached hereto.

         c. Terms of Payment. The price of the shares to be paid by the Company shall be paid to the former employee, his executor, or other legal representative, in cash, or, at the election of the Company, in cash and a note, within ninety (90) days after termination of employment, or qualification of said executor or other legal representative. If the Company does not elect to pay the entire price in cash within said ninety (90) day period, it shall pay not less than twenty percent (20%) of the price in cash, and shall deliver its non-negotiable promissory note for the unpaid balance to the former employee, his executor, or other legal representative, such note to bear interest at ten percent (10%) per annum and to be payable in twenty (20) equal principal quarterly payments plus interest, the first of such payments to become due on the first day of the fourth month following the date of consummation of the purchase and sale of the shares. The Company shall have the privilege of prepaying all or a part of said note at any time, or from time to time, without penalty. Payment by cash, or by cash and note, shall constitute full payment for the shares and the former employee, his executor, or other legal representative, shall assign all such stock to the Company at the time of such cash payment or down payment. If default shall occur in any installment payment and shall continue for a period of sixty (60) days, the former employee, his executor, or other legal representative, shall have the right to declare the entire balance remaining, including interest, due and payable, and the parties shall then be left to their respective remedies.

         d. Stock Legend. All certificates issued pursuant to this Plan shall contain a legend reading substantially as follows:

              Any sale, assignment, transfer, conveyance, gift, encumbrance, pledge, hypothecation or other disposition of the shares of stock represented by this certificate is restricted by, and subject to, the terms and provisions of a certain Amended and Restated Restricted Stock Bonus Plan, a copy of which is on file with the Secretary of the Company.

         e. Limitations on Redemption or Repurchase of Shares. Notwithstanding anything to the contrary contained herein, the Company shall not be obligated to repurchase or redeem any Bonus Shares issued pursuant to the terms of this Plan or otherwise, unless such repurchase or redemption, when added to any other repurchases or redemptions for the applicable fiscal year or other specified accounting period, complies with each and every covenant under any loan agreement, indenture, mortgage, or other contract relating to financing arrangements by which the Company (or any of the Company Affiliates) is, or may in the future become, bound, which restrict payment(s) for the repurchase or redemption of the capital stock (Bonus Shares) of the Company. This provision shall apply to all repurchases or redemptions under the Plan, including, without limitation, any repurchase(s) or redemption(s) in connection with a change in control or a bring along or come along transaction pursuant to this Plan.

                                                                    EXHIBIT 10.1

10.      Bring-Along and Come-Along.

         a. Bring-Along. In the event that any one or more of the Company's stockholder(s) propose(s) to sell greater than Fifty (50%) percent of the Company's stock, then such stockholder(s) ("Controlling Stockholder(s)") shall promptly give written notice ("Notice") to all Recipients at least thirty (30) calendar days prior to the closing of such proposed sale. The Notice shall describe in reasonable detail the proposed sale including, but without limitation, the consideration to be paid and the terms of payment, the name and address of the prospective purchaser(s) and any other material terms of the proposed sale. The Recipients shall have the right, exercisable upon written notice to the Controlling Stockholder(s), within ten (10) calendar days after receipt of the Notice, to participate in such sale. If the Recipients elect(s) to participate in the sale, he/she/they shall effect his/their participation in the sale by promptly delivering to the Controlling Stockholder(s) for transfer to the prospective purchaser(s) the stock certificates representing the Recipients' stock, properly endorsed for transfer, together with an assignment, executed in blank, conveying any interest they may have in any stock of the Company to which they are or may become entitled. Such shares of stock or other rights to stock shall be transferred to the prospective purchaser(s) for consummation of the sale, and the Controlling Stockholder(s) shall remit to the Recipients his/her/their pro rata share of the "Net Sale Proceeds" paid by the purchaser(s) for all of the Recipients' stock in the Company, as and when such proceeds are paid to the Controlling Stockholder(s). As used herein, the phrase "Net Sale Proceeds" shall mean the gross sale proceeds received for the Company stock, reduced by all costs incurred by the Company and/or the Controlling Stockholder(s) to analyze, negotiate and consummate the sale of the stockholders' stock.

         b. Come-Along. At any time the Company's Board of Directors meet, or act by written consent in lieu of a meeting, to approve a Sale of the Business (as hereafter defined), all of the Recipients agree to cooperate fully with the Company and the purchaser(s) in any such Sale of the Business and to execute and deliver all documents and instruments as the Company and the purchaser(s) reasonably request to effectuate the Sale of the Business, including, without limitation, the sale of some or all of the Recipients' stock as may be requested by the purchaser(s). As used herein, "Sale of the Business" shall mean any transaction or series of transactions which results in the sale of all or substantially all of the assets of the Company and its subsidiaries considered as one enterprise, by way of merger, consolidation or otherwise of the Company to any person(s) or entity which results in the sale of greater than fifty (50%) percent of the Company's voting capital stock. Upon the Sale of the Business, each Recipient will receive his/her pro rata share of the Net Consideration paid by the purchaser(s), as and when such consideration is paid. As used herein, the phrase "Net Consideration" shall mean the gross consideration paid by the purchaser(s) for the stock or assets of the Company reduced by all costs incurred by the Company to analyze, negotiate and consummate the Sale of the Business, and further reduced (in the event of an asset sale) by all amounts needed to repay any and all of the debts of the Company. Net Consideration shall not be deemed to include any payments to key persons in exchange for future services to be rendered for the benefit of purchaser(s) or in consideration of an agreement by any such key person not to compete with the Company or Company Affiliate(s).

11. Limitations. No person shall at any time have any right to receive an allocation of Bonus Shares hereunder, and no person shall have authority to enter into an agreement for the making of an allocation or to make any representation or warranty with respect thereto. Recipients of allocations shall have no rights in respect thereof except as set forth in the Plan. Before issuance of Bonus Shares, no such shares shall be earmarked for the Recipients' accounts nor shall they have any rights as stockholders with respect to such shares. Neither the action of the Company in establishing the Plan, nor any action taken by it or by the Board under the Plan, nor any provision of

                                                                    EXHIBIT 10.1


the Plan shall be construed as giving to any person the right to be retained in the employment of the Company or any Affiliated Company.

12. Covenant Not to Compete. For the period ending three (3) years following termination of his or her employment, a Recipient shall not engage in and/or conduct, within the continental United States and/or any foreign country in which Company or any Affiliated Company has any substantial business interest, directly or indirectly, individually or in participation with, or in the employ of, others (excluding Company and its successors), as a partner, employee, shareholder, owner, sole proprietor, trustee, beneficiary, officer, director, joint venturer, sales representative, advisor, consultant or in any similar capacity and/or relationship, the following activities:

         a. The ownership, management, operation, lease, control of or participation in any business, venture, activity or endeavor which competes with the Business (as hereinbelow defined) of Company or Affiliated Company or which is engaged in the same line of Business as Company or Affiliated Company.

         b. Suffers or permits any such business, venture, activity or endeavor described or referred to in subparagraph (a) above to so compete with the Business of Company or Affiliated Company or engage in the same Business as Company or Affiliated Company.

         c. Solicits, influences, requests and/or advises, directly or indirectly, any customer and/or supplier or prospective customer and/or supplier of Company or any Affiliated Company to change, withdraw, curtail or cancel their business or any part thereof with Company or any Affiliated Company.

         d. Solicits, influences, requests and/or advises, directly or indirectly, any employee and/or prospective employee to terminate his employment with, or choose not to become employed by, Company or any Affiliated Company.


         e. Employs, or offers employment to, any employee or former employee of Company, except in connection with the Business of Company or any Affiliated Company.

         f. Discloses to any individual, firm, corporation or other entity the name of any customer, supplier or employee, or prospective customer, supplier or employee, of Company or any Affiliated Company, except in connection with the Business of Company or any Affiliated Company.

         g. Discloses to any individual, firm, corporation or other entity any confidential, financial or proprietary information of the Company or any Affiliated Company, including, but not limited to, any trade secret, business method or process, customer list or customer contract, regarding the Business of the Company or any Affiliated Company, except as may be required by his employment with Company or any Affiliated Company.

         Recipient has knowledge of the affairs, trade secrets, customers, potential customers and other proprietary information of the Company, and Recipient acknowledges and agrees that compliance with the covenants set forth in this Paragraph 12 is necessary for the protection of the Business, goodwill and other proprietary interests of the Company, and that any violation of this Paragraph 12 will cause severe and irreparable injury to the Business, goodwill and proprietary interests of the Company, which injury is not adequately compensable by money damages. Accordingly, in the event of a breach (or threatened or attempted breach) of this Paragraph 12, the Company shall, in addition to any other rights and remedies, (i) be entitled to immediate appropriate injunctive relief or a decree of specific performance, without the necessity of showing any irreparable

                                                                    EXHIBIT 10.1

injury or special damages, (ii) not be obligated to issue any further Bonus Shares hereunder to Recipient, and (iii) be entitled to cease payments under any note issued under subparagraph 9(c).

         Recipient acknowledges that, due to Recipient's education and job skill, Recipient's adherence to the terms of this confidentiality/ non-competition provision will not deprive Recipient of the opportunity to obtain gainful employment with other companies serving different product or geographic markets after the termination of Recipient's employment with the Company.

         Nothing herein shall be deemed to prevent Recipient from holding less than five (5%) percent of the outstanding publicly-traded securities of any person, firm, or corporation.

         If, in any judicial proceeding, a court shall refuse to enforce any of the covenants included herein, then said unenforceable covenant(s) shall be deemed modified so as to become enforceable to the maximum extent permitted, and if such modification is not permitted, then such unenforceable covenants shall be deemed eliminated from these provisions for the purpose of the proceeding to the extent necessary to permit the remaining separate covenants to be enforced. It is the intent and agreement of the Company and Recipient that these covenants be given the maximum force, effect and application permissible under law.

         The provisions of this Paragraph 12 shall survive the termination of this Plan and Recipient's employment with the Company.

         For purposes of this Plan, the "Business" of the Company shall be defined as the past, present and future business or businesses of the Company, engaged in or planned for, as of the date the Recipient's employment with the Company is terminated. The current business being, generally, described as: The design, manufacture and marketing of blow-molded, polyethylene terephthalate ("PET") and high density polyethylene ("HDPE") containers and recycled PET and HDPE containers, including, by way of illustration and not by way of limitation, containers in the categories listed below:

         1.     Carbonated Beverages;
         2.     Consumer Cleaning Products;
         3.     Food Products;
         4.     Dairy, Juice, Bottled Water and Non-Carbonated Beverages;
         5.     Industrial, Automotive and Agricultural Products;
         6.     Health, Personal Care and Distilled Spirits; and
         7.     Beer and Similar Beverages.

                                                                    EXHIBIT 10.1

13.      Piggyback Registration Rights for Issued Bonus Shares.

         a. Company Initiated Registration. Subject to subparagraph 13(b), whenever the Company proposes to file a registration statement with the Securities and Exchange Commission for a public offering of its common stock (other than a registration statement on Form S-8 or Form S-4, or their successors, or any other form for a limited purpose, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another corporation), prior to such filing it shall give written notice to all Recipients who have been issued Bonus Shares of its intention to do so, and upon the written request of a Recipient or Recipients given within twenty (20) days after the Company provides such notice (which request shall state the intended method of disposition of such issued Bonus Shares), the Company shall use commercially reasonable efforts to cause all issued Bonus Shares which the Company has been requested to register to be registered under the Securities Act of 1933, as amended, to the extent necessary to permit their sale or other disposition in accordance with the intended methods of distribution specified in the request of such Recipient(s); provided that the Company shall have the right to postpone or withdraw any registration it initiates under this Paragraph 13 without any further obligation to any Recipient.

         b. Limitations on Piggyback Registration for Issued Bonus Shares. The Company shall not be required to provide Recipients with notice to include the issued Bonus Shares in a registration statement until two years following an initial public offering of the common stock of the Company. In connection with any offering under this Paragraph 13 involving an underwriting, the Company shall not be required to include any issued Bonus Shares in such underwriting unless the holders thereof accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it. If in the opinion of the managing underwriter the registration of all, or part of, the issued Bonus Shares that Recipients have requested to be included would jeopardize the success of such public offering, then the Company shall be required to include in the underwriting only that number of issued Bonus Shares, if any, that the managing underwriter reasonably believes to be compatible with the success of the offering. In the event of such a reduction in the number of shares to be included in the underwriting, all Recipients who have requested registration, together with all other shareholders of the Company who have elected to and do participate in the offering, shall participate in the underwriting pro rata based upon their total ownership of common stock of the Company, or in such other proportions as shall mutually be agreed to among them. The piggyback registration rights that may be available under this Paragraph 13 shall expire two (2) years after the last issuance of Bonus Shares issued under this Plan.

14. Expenses of Administration. All costs and expenses incurred in the operation and administration of this Plan shall be borne by the Company.

15. Amendment and Termination of the Plan. The Board may at any time terminate the Plan, or make such amendment or modification of the Plan as it shall deem advisable. No termination or amendment of the Plan shall, without the consent of any person affected thereby, modify or in any way affect any right or obligation created prior to such termination or amendment. A Recipient shall indicate his/her consent to an amendment by execution of an "Acknowledgment, Acceptance and Agreement to Abide by Terms." Notwithstanding the foregoing, the consent of a Recipient shall not be required by the Board to amend the Plan to comply with any restrictive covenant affecting the repurchase or redemption of the Recipient's shares of stock to which the Company or any Company Affiliate is, or in the future may become, contractually bound.

16. Alienation of Benefits. No benefit which may be payable pursuant to this Plan to any Recipient shall be subject in any manner to hypothecation, alienation, sale, transfer, assignment, pledge, encumbrance or charge; and any attempt to hypothecate, alienate, sell, transfer, assign,

                                                                    EXHIBIT 10.1


pledge, encumber or charge the same shall be void. No such benefit shall in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements or torts of any Recipient; nor shall it be subject to attachment or legal process for or against any Recipient, and the same shall not be recognized by the Company, except to such extent as may be required by law.

17. Construction of Plan. This Plan or any related agreement shall be construed according to the laws of the State of Michigan, and all provisions hereof and thereof shall be administered according to the laws of such State.

18. Number and Gender. Wherever any words are used in this Plan or any related agreement in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply and wherever any words are used herein in the masculine gender shall be construed as though they were also used in the feminine or neuter gender in all cases where they would so apply.

19. Headings. Headings of Articles and Paragraphs of this Plan inserted for convenience of reference only and they shall constitute no part of this Plan, and shall not be considered in the construction hereof or thereof.

20. Severability. If any provision, sentence or clause of this Plan shall be, for any reason, invalid or unenforceable, the remaining provisions shall nevertheless be valid, enforceable and carried into effect.

                                                                    EXHIBIT 10.1

                                    EXHIBIT A

                              AMENDED AND RESTATED
                           RESTRICTED STOCK BONUS PLAN
                                       OF
                            PLASTIPAK HOLDINGS, INC.
                       -----------------------------------


TO:
    ----------------------------

         Please be advised that the Board of Directors of Plastipak Holdings, Inc. (the "Company") has adopted an Amended and Restated Restricted Stock Bonus Plan, (a copy of which is available to you upon request) and in accordance with the Plan, has allocated (number) Bonus Shares to you as of (date of allocation,
    ).
---

         In order for these Bonus Shares to be issued to you, you must remain in the continuous employment of the Company or in the employment of an Affiliated Company as defined under the Plan, for a period of five (5) years from (date of
allocation,    ), and pay (amount due) to the Company when the five (5) year
           ---
period expires.

         In addition, you must either agree to have the Company withhold from your compensation an amount sufficient to satisfy applicable withholding for income and employment taxes for the issuance of the Bonus Shares, or remit sufficient funds to the Company for such purposes.

         Furthermore, please be aware that before the Bonus Shares can actually be issued, the written consent of the Company's secured creditors or other third parties may be required. If the required consents cannot be obtained at the expiration of the five (5) year period, your rights to the Bonus Shares will remain in effect, and the Company will issue the shares to you at a later date as soon as the required consents are received.


                                        PLASTIPAK HOLDINGS, INC.


                                        By:
                                           -----------------------------------

                                        Its:
                                            -----------------------------------

                                        Date:
                                             ----------------------------------

cc:      Plastipak Holdings, Inc.
         Attention: Secretary

                                                                    EXHIBIT 10.1


                                SCHEDULE 9(B)(I)

                              AMENDED AND RESTATED
                           RESTRICTED STOCK BONUS PLAN
                                       OF
                            PLASTIPAK HOLDINGS, INC.

                       CALCULATION FOR ADJUSTED BOOK VALUE

                        PER SHARE AS OF OCTOBER 30, 1999
                       -----------------------------------



     Net Book Value reflected on Company financials (10/30/1999)             $20,256,000.00
     Plus: Formula Adjustment                                                 13,289,000.00
                                                                              -------------
     Adjusted Book Value                                                     $33,545,000.00

     Outstanding Shares (10/30/1999)                                         27,753
     Plus: Formula Adjustment                                                 8,371
                                                                              -----
     Adjusted Shares                                                                36,124

     Adjusted Book Value per share ($33,545,000.00/36,124)                  $929.00



                                                                    EXHIBIT 10.1



                                SCHEDULE 9(B)(II)

                              AMENDED AND RESTATED
                           RESTRICTED STOCK BONUS PLAN
                                       OF
                            PLASTIPAK HOLDINGS, INC.

                PER SHARE ADJUSTMENTS TO BOOK VALUE FOR DILUTIVE
                    AND OTHER EFFECTS AS OF OCTOBER 30, 1999
                       -----------------------------------

         Reduction of Seventy-Six and no/100 Dollars ($76.00) per share

                                                                    EXHIBIT 10.1

                               SCHEDULE 9(B)(III)

                             AMENDED AND RESTRICTED
                           RESTRICTED STOCK BONUS PLAN
                                       OF
                            PLASTIPAK HOLDINGS, INC.

                          APPLICABLE PER SHARE ADDITION
                       -----------------------------------


         For Recipients: (i) whose shares are redeemed under Paragraph 9(a) on or after October 31, 2004, or for Recipients who die, retire at age 65 or thereafter, or become totally and permanently disabled at any time, the per share addition shall be $800.00; (ii) for Recipients whose shares are redeemed under Paragraph 9(a) on or after October 31, 2003 and before October 31, 2004, the per share addition shall be $640.00; (iii) for Recipients whose shares are redeemed under Paragraph 9(a) on or after October 31, 2002, and before October 31, 2003, the per share addition shall be $480.00; (iv) for Recipients whose shares are redeemed under Paragraph 9(a) on or after October 31, 2001 and before October 31, 2002, the per share addition shall be $320.00; (v) for Recipients whose shares are redeemed under Paragraph 9(a) on or after October 31, 2000 and before October 31, 2001, the per share addition shall be $160.00; and (vi) there shall be no addition for Recipients whose shares are redeemed under Paragraph 9(a) before October 31, 2000.